EXHIBIT 3.51

COMPANY NUMBER: 03618729

THE COMPANIES ACTS 1985 AND 1989

PRIVATE COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

of

GC PAN EUROPEAN CROSSING UK LIMITED

1 The Company’s name is “DELPHCROWN LIMITED”.

2 The Company’s registered office is to be situated in England and Wales.

3 The Company’s objects are

(A) (i) To carry on business as manufacturers, builders and suppliers of and dealers in goods of all kinds, and as mechanical, general, electrical, marine, radio, electronic, aeronautical, chemical, petroleum, gas civil and constructional engineers, and manufacturers, importers and exporters of, dealers in machinery, plant and equipment of all descriptions and component parts thereof, forgings, castings, tools, implements, apparatus and all other articles and things.

(ii) To act as an investment holding company and to co-ordinate the business of any companies in which the Company is for the time being interested, and to acquire (whether by original subscription, tender, purchase exchange or otherwise) the whole of or any part of the stock, shares, debentures, debenture stocks, bonds and other securities issued or guaranteed by a body corporate constituted or carrying on business in any part of the world or by any government, sovereign ruler, commissioners, public body or authority and to hold the same as investments, and to sell, exchange, carry and dispose of the same.

(iii) To carry on the businesses in any part of the world as importers, exporters, buyers, sellers, distributors and dealers and to win, process and work produce of all kinds.

(iv) To carry on business in the construction and operation of telecommunications networks and installations and in the provision of telecommunications services.’

Pursuant to a special resolution passed on 29 October 1998, the name of the Company was changed to GC Pan European Crossing UK Limited with effect from 2 November 1998.

The objects clause was amended by a special resolution dated 29 October 1998.

(B) To carry on the following businesses, namely, contractors, garage proprietors, filling station proprietors, owners and charterers of road vehicles, aircraft and ships and boats of every description, lightermen and carriers of goods and passengers by road, rail, water or air, forwarding, transport and commission agents, customs agents, stevedores, wharfingers, cargo superintendents, packers, warehouse storekeepers, cold store keepers, hotel proprietors, caterers, publicans, consultants, advisers, financiers, bankers, advertising agents, insurance brokers, travel agents, ticket agents and agency business of all kinds and generally to provide entertainment for and render services of all kinds to others and to carry on any other trade or business which can in the opinion of the directors be advantageously carried on by the Company in connection with or ancillary to any of the businesses of the Company.

(C) To buy, sell, manufacture, repair, alter, improve, manipulate, prepare for market, let on hire, and generally deal in all kinds of plant, machinery, apparatus, tools, utensils, materials, produce, substances, articles and things for the purpose of any of the businesses specified in clause 3, or which may be required by persons having, or about to have, dealings with the Company.

(D) To build, construct, maintain, alter, enlarge, pull down, remove and replace any buildings, shops, factories, offices, works, machinery and engines, and to work, manage and control these things.

(E) To enter into contracts, agreements and arrangements with any person for the carrying out by that person on behalf of the Company of any object for which the Company is formed.

(F) To acquire, undertake and carry on the whole or any part of the business, property and liabilities of any person carrying on any business which may in the opinion of the directors be capable of being conveniently carried on, or calculated directly or indirectly to enhance the value of or make profitable any of the Company’s property or rights, or any property suitable for the purposes of the Company.

(G) To enter into any arrangement with a government or authority, whether national, international, supreme, municipal, local or otherwise, that may in the opinion of the directors be conducive to any object of the Company, and to obtain from that government or authority any right, privilege or concession which in the opinion of the directors is desirable, and to carry out, exercise and comply with that arrangement, right, privilege or concession.

(H) To apply for, purchase and by other means acquire, protect, prolong and renew any patent, patent right, brevet d’invention, licence, secret process, invention, trade mark, service mark, copyright, registered design, protection, concession and right of the same or similar effect or nature, and to use, turn to account, manufacture under and grant licences and privileges in respect of those things, and to spend money in experimenting with, testing, researching, improving and seeking to improve any of those things.

(I) To acquire an interest in, amalgamate with and enter into partnership or any arrangement for the sharing of profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person, or with any employees of the Company. To lend money to, guarantee the contracts of, and otherwise assist that person or those employees, and to take and otherwise acquire an interest in that person’s shares or other securities and to sell, hold, re-issue, with or without guarantee, and otherwise deal with those shares or other securities.

(j) To lend money to, subsidise and assist any person, to act as agents for the collection, receipt and payment of money and generally to act as agents and brokers for and perform services for any person, and to undertake and perform sub-contracts.

(k) To enter into any guarantee or contract of indemnity or suretyship, and to provide security, including, without limitation, the guarantee and provision of security for the performance of the obligations of and the payment of any money (including, without limitation, capital, principal, premiums, dividends, interest, commissions, charges, discount and any related costs or expenses whether on shares or other securities) by any person including, without limitation, any body corporate which is for the time being the Company’s holding company, the Company’s subsidiary, a subsidiary of the Company’s holding company or any person which is for the time being a member or otherwise has an interest in the Company or is associated with the Company in any business or venture, with or without the Company receiving any consideration or advantage (whether direct or indirect), and whether by personal covenant or mortgage, charge or lien over all or part of the Company’s undertaking, property, assets or uncalled capital (present and future) or by other means. For the purposes of paragraph (K) “guarantee” includes any obligation, however described, to pay, satisfy, provide funds for the payment or satisfaction of (including, without limitation, by advance of money, purchase of or subscription for shares or other securities and purchase of assets or services), indemnify against the consequences of default in the payment of, or otherwise be responsible for, any indebtedness of any other person.

(l) To promote, finance and assist any person for the purpose of acquiring all or any of the property, rights and undertaking or assuming the liabilities of the Company, and for any other purpose which may in the opinion of the directors directly or indirectly benefit the Company, and in that connection to place, guarantee the placing of, underwrite, subscribe for, and otherwise acquire all or any part of the shares or other securities of a body corporate.

(m) To payout of the funds of the Company all or any expenses which the Company may lawfully pay of or incidental to the formation, registration, promotion and advertising of and raising money for the Company and the issue of its shares or other securities, including, without limitation, those incurred in connection with the advertising and offering of its shares or other securities for sale or subscription, brokerage and commissions for obtaining applications for and taking, placing, underwriting or procuring the underwriting of its shares or other securities.

(n) To remunerate any person for services rendered or to be rendered to the Company, including, without limitation, by cash payment or by the allotment of shares or other securities of the Company, credited as paid up in full or in part.

(o) To purchase, take on lease, exchange, hire and otherwise acquire any real or personal property and any right or privilege over or in respect of it.

(p) To receive money on deposit on any terms the directors think fit.

(Q) To invest and deal with the Company’s money and funds in any way the directors think fit.

(R) To lend money and give credit with or without security.

(S) To borrow, raise and secure the payment of money in any way the directors think fit, including, without limitation, by the issue of debentures and other securities, perpetual or otherwise, charged on all or any of the Company’s property (present and future) or its uncalled capital, and to purchase, redeem and payoff those securities.

(T) To remunerate any person for services rendered or to be rendered in placing, assisting and guaranteeing the placing and procuring the underwriting of any share or other security of the Company or of any person in which the Company may be interested or proposes to be interested, or in connection with the conduct of the business of the Company, including, without limitation, by cash payment or by the allotment of shares or other securities of the Company, credited as paid up in full or in part.

(U) To acquire, hold, dispose of, subscribe for, issue, underwrite, place, manage assets belonging to others which include, advise on, enter into contracts or transactions in relation to or involving and in any other way deal with or arrange dealings with or perform any service or function in relation to (as applicable): shares, stocks, debentures, loans, bonds, certificates of deposit and other instruments creating or acknowledging indebtedness, government, public or other securities, warrants, certificates representing securities or other obligations, units in collective investment schemes, options, futures, spot or forward contracts, contracts for differences or other investments or obligations, currencies, interest rates, precious metals or other commodities, any index (whether related in any way to any of the foregoing or otherwise), any right to, any right conferred by or any interest or any obligation in relation to any of the foregoing and any financial instrument or product deriving from or in any other way relating to any of the foregoing or of any nature whatsoever, and any transaction which may seem to be convenient for hedging the risks associated with any of the foregoing.

(V) To co-ordinate, finance and manage the business and operation of any person in which the Company has an interest.

(w) To draw, make, accept, endorse, discount, execute and issue promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable or transferable instruments.

(X) To sell, lease, exchange, let on hire and dispose of any real or personal property and the whole or part of the undertaking of the Company, for such consideration as the directors think fit, including, without limitation, for shares, debentures or other securities, whether fully or partly paid up, of any person, whether or not having objects (altogether or in part) similar to those of the Company. To hold any shares, debentures and other securities so acquired, and to improve, manage, develop, sell, exchange, lease, mortgage, dispose of, grant options over, turn to account and otherwise deal with all or any part of the property and rights of the Company.

(Y) To adopt any means of publicising and making known the businesses, services and products of the Company as the directors think fit, including, without limitation, advertisement, publication and distribution of notices, circulars, books and periodicals, purchase and exhibition of works of art and interest and granting and making of prizes, rewards and donations.

(Z) To support, subscribe to and contribute to any charitable or public object and any institution, society and club which may be for the benefit of the Company or persons who are or were directors, officers or employees of the Company, its predecessor in business, any subsidiary of the Company or any person allied to or associated with the Company, or which may be connected with any town or place where the Company carries on business. To subsidise and assist any association of employers or employees and any trade association. To grant pensions, gratuities, annuities and charitable aid and to provide advantages, facilities and services to any person (including any director or former director) who may have been employed by or provided services to the Company, its predecessor in business, any subsidiary of the Company or any person allied to or associated with the Company and to the spouses, children, dependants and relatives of those persons and to make advance provision for the payment of those pensions, gratuities and annuities by establishing or acceding to any trust, scheme or arrangement (whether or not capable of approval by the Commissioners of Inland Revenue under any relevant legislation) the directors think fit, to appoint trustees and to act as trustee of any trust, scheme or arrangement, and to make payments towards insurance for the benefit of those persons and their spouses, children, dependants and relatives.

(AA) To establish and contribute to any scheme for the purchase or subscription by trustees of shares or other securities of the Company to be held for the benefit of the employees of the Company, any subsidiary of the Company or any person allied to or associated with the Company, to lend money to those employees or to trustees on their behalf to enable them to purchase or subscribe for shares or other securities of the Company and to formulate and carry into effect any scheme for sharing the profits of the Company with employees.

(BB) To apply for, promote and obtain any Act of Parliament and any order or licence of any government department or authority (including, without limitation, the Department of Trade and Industry) to enable the Company to carry any of its objects into effect, to effect any modification of the Company’s constitution and for any other purpose which the directors think fit, and to oppose any proceeding or application which may in the opinion of the directors directly or indirectly prejudice the Company’s interests.

(CC) To establish, grant and take up agencies, and to do all other things the directors may deem conducive to the carrying on of the Company’s business as principal or agent, and to remunerate any person in connection with the establishment or granting of an agency on the terms and conditions the directors think fit.

(DD) To distribute among the shareholders in specie any of the Company’s property and any proceeds of sale or disposal of any of the Company’s property and for that purpose to distinguish and separate capital from profits, but no distribution amounting to a reduction of capital may be made without any sanction required by law.

(EE) To purchase and maintain insurance for the benefit of any person who is or was an officer or employee of the Company, a subsidiary of the Company or a company in which the Company has or had an interest (whether direct or indirect) or who is or was trustee of any retirement benefits scheme or any other trust in which any officer or employee or former officer or employee is or has been interested, indemnifying that person against liability for negligence, default, breach of duty or breach of trust or any other liability which may lawfully be insured against.

(FF) To amalgamate with any other person and to procure the Company to be registered or recognised in any part of the world.

(GG) Subject to the Act, to give (whether directly or indirectly) any kind of financial assistance (as defined in section 152(1)(a) of the Act) for any purpose specified in section 151(1) or section 151(2) of the Act.

(HH) To do all or any of the things provided in any paragraph of clause 3:

(i) in any part of the world;

(ii) as principal, agent, contractor, trustee or otherwise;

(iii) by or through trustees, agents, subcontractors or otherwise; and

(iv) alone or with another person or persons.

(II) To do all things that are in the opinion of the directors incidental or conducive to the attainment of all or any of the Company’s objects, or the exercise of all or any of its powers.

(J1) The objects specified in each paragraph of clause 3 shall, except where otherwise provided in that paragraph, be regarded as independent objects, and are not limited or restricted by reference to or inference from the terms of any other paragraph or the name of the Company. None of the paragraphs of clause 3 or the objects or powers specified or conferred in or by them is deemed subsidiary or ancillary to the objects or powers mentioned in any other paragraph. The Company has as full a power to exercise all or any of the objects and powers provided in each paragraph as if each paragraph contained the objects of a separate company.

(KK) In clause 3, a reference to:

(i) a “person” includes a reference to a body corporate, association or partnership whether domiciled in the United Kingdom or elsewhere and whether incorporated or unincorporated;

(ii) the “Act” is, unless the context otherwise requires, a reference to the Companies Act 1985, as modified or re-enacted or both from time to time; and

(iii) a “subsidiary” or “holding company” is to be construed in accordance with section 736 of the Act.

4. The liability of the members is limited.

5. The Company’s share capital is £100 divided into 100 ordinary shares of £1 each.’

‘The Authorised Share Capital of the company was increased to £220,000,000 divided into 220, 000, 000 Ordinary Shares of £1 each pursuant to an Ordinary Resolution dated 11 June 1999.

I being the sole subscriber to this memorandum of association. wish to be formed into a company pursuant to this memorandum; and I agree to take the number of shares in the capital of the company shown opposite my name.

NAME AND ADDRESS OF SUBSCRIBER Number of shares taken by the sole Subscriber

MARTIN MILLER ONE For and on behalf of Clifford Chance Nominees Limited 200 Alders gate Street London EC1A 4JJ

DATED the day of 1998.

WITNESS to the above Signature:

DENISE WARD 200 Aldersgate Street London EC1A 4JJ

THE COMPANIES ACTS 1985 AND 1989

PRIVATE COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

GC PAN EUROPEAN CROSSING UK LIMITED

(As amended by Written Resolution passed on 21 December 2004)

PRELIMINARY

1. (A) The regulations contained in Table A in the Schedule to the Companies (Table A to F) Regulations 1985 (as amended) (“Table A”) apply to the Company except to the extent that they are excluded or modified by these articles.

(B) The regulations of Table A numbered 24, 38, 60, 61, 64, 73, 74, 75, 76, 77, 78, 80, 81, 90, 94, 95, 96, 97, 98, 115 and 118 do not apply. The regulations of Table A numbered 37, 46, 53, 57, 59, 62, 65, 66, 67, 68, 72, 79, 84, 88, 110, 112 and 116 are modified. The regulations of Table A numbered 88, 89, 91 and 93 are excluded if and for so long as there is a sole director of the Company. The regulations of Table A numbered 40 and 54 are modified if and for so long as the Company has only one member. Subject to these exclusions and modifications, and in addition to the remaining regulations of Table A, the following are the articles of association of the Company.

(C) Where an ordinary resolution of the Company is expressed to be required for any purpose, a special or extraordinary resolution is also effective for that purpose, and where an extraordinary resolution is expressed to be required for any purpose, a special resolution is also effective for that purpose.

PRIVATE COMPANY

2. The Company is a private company limited by shares and accordingly any invitation to the public to subscribe for any shares or debentures of the Company is prohibited.

[4]	The name of the company was changed from DELPHCROWN LIMITED to GC PAN EUROPEAN CROSSING UK LIMITED on 2 November 1998.

SHARE CAPITAL

3. The authorised share capital of the Company at the date of incorporation of the Company is £100 divided into 100 ordinary shares of £1 each.

4. (A) Subject to the provisions of the Act, the directors have general and unconditional authority to allot (with or without conferring rights of renunciation), grant options over, offer or otherwise deal with or dispose of any unissued shares of the Company (whether forming part of the original or any increased share capital) to such persons, at such times and on such terms and conditions as the directors may decide but no share may be issued at a discount.

(B) The directors have general and unconditional authority, pursuant to section 80 of the Act, to exercise all powers of the Company to allot relevant securities for a period expiring on the fifth anniversary of the date of incorporation of the Company unless previously renewed, varied or revoked by the Company in general meeting.

(C) The maximum amount of relevant securities which may he allotted pursuant to the authority conferred by paragraph (B) is the amount of the authorised but as yet unissued share capital of the Company at the date of incorporation of the Company.

(D) By the authority conferred by paragraph (B), the directors may before the authority expires make an offer or agreement which would or might require relevant securities of the Company to be allotted after it expires and may allot relevant securities in pursuance of that offer or agreement.

5. The pre-emption provisions of section 89(1) of the Act and the provisions of subsections (1) to (6) inclusive of section 90 of the Act do not apply to any allotment of the Company’s equity securities.

TRANSFERS

6. The directors may, in their absolute discretion and without giving any reason, refuse to register the transfer of a share to any person, whether or not it is a fully-paid share or a share on which the Company has a lien.

“7. ‘TRANSFER OF SHARES AS SECURITY

Notwithstanding anything contained in these Articles:

(i) any pre-emption rights conferred on existing members by these Articles or otherwise and any other restrictions on transfer of shares contained in these Articles or otherwise shall not apply to, and

(ii) the Directors shall not decline to register, nor suspend registration of,

‘The Authorised Share Capital of the company was increased to £220,000,000 divided into 220,000,000 Ordinary Shares of £1 each pursuant to an Ordinary Resolution dated 11 June 1999.

[6]	New Article 7 being inserted after article 6 and the existing article 7 and all subsequent articles be renumbered as amended by written resolution dated 21 December 2004.

any transfer of shares where such transfer is:

(A) in favour of any bank, financial institution or other person (or any nominee or nominees of such a bank, financial institution or other person) to whom such shares are being transferred by way of security (whether such bank, financial institution or other person is acting as agent, trustee or otherwise), or

(B) duly executed by any such bank, financial institution or other person (or any such nominee or nominees) to whom such shares (including any further shares in the Company acquired by reason of its holding of such shares) are to be transferred as aforesaid pursuant to a power of sale under any security document which creates any security interest over such shares, or

(C) duly executed by a receiver appointed by a bank, financial institution or other person (or any such nominee or nominees) pursuant to any security document which creates any security interest over such shares, and a certificate by any official of such bank, financial institution or other person (or any such nominee or nominees) or any such receiver that the shares are or are to be subject to such a security and that the transfer is executed in accordance with the provisions of this Article shall be conclusive evidence of such facts. Any lien on shares which the Company has shall not apply in respect of any shares which have been charged by way of security to a bank, financial institution or other person or a subsidiary of a bank, financial institution or other person or which are transferred in accordance with the provisions of this Article. For the purposes of this Article, “person” includes any person, individual, firm, company, corporation, government, state or agency of a state or any undertaking (within the meaning of section 259(1) of the Act) or other association (whether or not having separate legal personality) or any two or more of the foregoing”.

GENERAL MEETINGS

8. Regulation 37 of Table A is modified by the deletion of the words “eight weeks” and the substitution for them of the words “28 days”.

NOTICE OF GENERAL MEETINGS

9. An annual general meeting and an extraordinary general meeting called for the passing of a special resolution or an elective resolution must be called by at least 21 clear days’ notice. All other extraordinary general meetings must be called by at least 14 clear days’ notice but a general meeting may be called by shorter notice if it is so agreed:

(a) in the case of an annual general meeting or a meeting called for the passing of an elective resolution, by all the members entitled to attend and vote at that meeting; and

(b) in the case of any other meeting, by a majority in number of the members having a right to attend and vote, being (i) a majority together holding not less than such percentage in nominal value of the shares giving that right as has been determined by elective resolution of the members in accordance with the Act, or

(ii) if no such elective resolution is in force, a majority together holding not less than 95 per cent. in nominal value of the shares giving that right.

The notice must specify the time and place of the meeting and the general nature of the business to be transacted and, in the case of an annual general meeting, must specify that the meeting is an annual general meeting.

Subject to the provisions of the articles and to any restrictions imposed on any shares, the notice must be given to all the members, to all persons entitled to a share in consequence of the death or bankruptcy of a member and to the directors and auditors.

PROCEEDINGS AT GENERAL MEETINGS

10. A poll may be demanded by the chairman or by any member present in person or by proxy and entitled to vote and regulation 46 of Table A is modified accordingly.

11. Regulation 53 of Table A is modified by the addition at the end of the following sentence: “If a resolution in writing is described as a special resolution or as an extraordinary resolution, it has effect accordingly.”

VOTES OF MEMBERS

12. Regulation 57 of Table A is modified by the inclusion after the word “shall” of the phrase, “unless the directors otherwise determine,”.

13. Regulation 59 of Table A is modified by tile addition at the end of the following sentence: “Deposit of an instrument of proxy does not preclude a member from attending and voting at the meeting or at any adjournment of it.”

14. An instrument appointing a proxy must be in writing in any usual form or in any other form which the directors may approve and must be executed by or on behalf of the appointor.

15. Regulation 62 of Table A is modified by the deletion in paragraph (a) of the words “deposited at” and by the substitution for them of the words “left at or sent by post or by facsimile transmission to”, by the substitution in paragraph (a) of the words “at any time” in place of “not less than 48 hours” and by the substitution in paragraph (b) of the words “at any time” in place of “not less than 24 hours”.

NUMBER OF DIRECTORS

16. Unless otherwise determined by ordinary resolution, the number of directors (other than alternate directors) is not subject to any maximum and the minimum number is one.

ALTERNATE DIRECTORS

17. A director may appoint any person willing to act, whether or not he is a director of the Company, to be an alternate director. That person need not be approved by resolution of the directors, and regulation 65 is modified accordingly.

18. An alternate director who is absent from the United Kingdom is entitled to receive notice of all meetings of directors and meetings of committees of directors and regulation 66 of Table A is modified accordingly.

19. Regulation 68 of Table A is modified by the addition at the end of the following sentence: “Any such notice may be left at or sent by post or facsimile transmission to the office or another place designated for the purpose by the directors.”

DELEGATION OF DIRECTORS’ POWERS

20. Regulation 72 is modified by the addition at the end of the regulation of the following sentence: “Where a provision of the articles refers to the exercise of a power, authority or discretion by the directors and that power, authority or discretion has been delegated by the directors to a committee, the provision must be construed as permitting the exercise of the power, authority or discretion by the committee.”

APPOINTMENT AND REMOVAL OF DIRECTORS

21. The directors are not subject to retirement by rotation. Regulations 73, 74 and 75 of Table A do not apply, and reference in regulations 67 and 84 to retirement by rotation must be disregarded.

22. The Company may by ordinary resolution appoint a person who is willing to act to be a director either to fill a vacancy or as an additional director.

23. A person appointed by the directors to fill a vacancy or as an additional director is not required to retire from office at the annual general meeting next following his appointment and the last two sentences of regulation 79 of Table A are deleted.

24. No person is incapable of being appointed a director by reason of his having reached the age of 70 or another age. No special notice is required in connection with the appointment or the approval of the appointment of such person. No director is required to vacate his office at any time because he has reached the age of 70 or another age and section 293 of the Act does not apply to the Company.

25. The holder or holders of more than half in nominal value of the shares giving the right to attend and vote at general meetings of the Company may remove a director from office and appoint a person to be a director, but only if the appointment does not cause the number of directors to exceed a number fixed by or in accordance with the articles as the maximum number of directors. The removal or appointment is effected by notice to the Company signed by or on behalf of the holder or holders. The notice may consist of several documents in similar form each signed by or on behalf of one or more holders and shall be left at or sent by post or facsimile transmission to the office or such other place designated by the directors for the purpose. The removal or appointment takes effect immediately on deposit of the notice in accordance with the articles or on such later date (if any) specified in the notice.

DISQUALIFICATION AND REMOVAL OF DIRECTORS

26. The office of a director is vacated if:

(a) he ceases to be a director by virtue of any provision of the Act or he becomes prohibited by law from being a director; or

(b) he becomes bankrupt or makes any arrangement or composition with his creditors generally; or

(c) he becomes, in the opinion of all his co-directors, incapable by reason of mental disorder of discharging his duties as director; or

(d) he resigns his office by notice to the Company; or

(e) he is for more than six consecutive months absent without permission of the directors from meetings of directors held during that period and his alternate director (if any) has not during that period attended any such meetings instead of him, and the directors resolve that his office be vacated; or

(f) he is removed from office by notice addressed to him at his last-known address and signed by all his co-directors; or

(g) he is removed from office by notice given by a member or members under article 24.

REMUNERATION OF DIRECTORS

27. A director who, at the request of the directors, goes or resides abroad, makes a special journey or performs a special service on behalf of the Company may be paid such reasonable additional remuneration (whether by way of salary, percentage of profits or otherwise) and expenses as the directors may decide.

PROCEEDINGS OF DIRECTORS

28. Regulation 88 of Table A is modified by the exclusion of the third sentence and the substitution for it of the following sentences: “Every director must receive notice of a meeting, whether or not he is absent from the United Kingdom. A director may waive the requirement that notice be given to him of a board meeting, either prospectively or retrospectively.”

29. A director or his alternate may validly participate in a meeting of the directors or a committee of directors through the medium of conference telephone or similar form of communication equipment if all persons participating in the meeting are able to hear and speak to each other throughout the meeting. A person participating in this way is deemed to be present in person at the meeting and is counted in a quorum and entitled to vote. Subject to the Act, all business transacted in this way by the directors or a committee of directors is for the purposes of the articles deemed to be validly and effectively transacted at a meeting of the directors or of a committee of directors although fewer than two directors or alternate directors are physically present at the same place. The meeting is deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the chairman of the meeting then is.

30. If and for so long as there is a sole director of the Company:

(a) he may exercise all the powers conferred on the directors by the articles by any means permitted by the articles or the Act;

(b) for the purpose of regulation 89 of Table A the quorum for the transaction of business is one; and

(c) all other provisions of the articles apply with any necessary modification (unless the provision expressly provides otherwise).

31. Without prejudice to the obligation of any director to disclose his interest in accordance with section 317 of the Act, a director may vote at a meeting of directors or of a committee of directors on any resolution concerning a matter in respect of which he has, directly or indirectly, an interest or duty. The director must be counted in the quorum present at a meeting when any such resolution is under consideration and if he votes his vote must be counted.

DIVIDENDS

32. The directors may deduct from a dividend or other amounts payable to a person in respect of a share any amounts due from him to the Company on account of a call or otherwise in relation to a share.

CAPITALISATION OF PROFITS

33. The directors may, with the authority of an ordinary resolution of the Company, resolve that any shares allotted under regulation 110 of Table A to any member in respect of a holding by him of any partly-paid shares rank for dividend, so long as those shares remain partly paid, only to the extent that those partly-paid shares rank for dividend and regulation 110 of Table A is modified accordingly.

NOTICES

34. Regulation 112 of Table A is modified by the deletion of the last sentence and the substitution for it of the following: “A member whose registered address is not within the United Kingdom is entitled to have notices given to him at that address.”

35. A notice sent to a member (or another person entitled to receive notices under the articles) by post to an address within the United Kingdom is deemed to be given:

(a) 24 hours after posting, if pre-paid as first class, or

(b) 48 hours after posting, if pre-paid as second class.

A notice sent to a member (or other person entitled to receive notices under the articles) by post to an address outside the United Kingdom is deemed to be given 72 hours after posting, if pre-paid as airmail. Proof that an envelope containing the notice was properly addressed, pre-paid and posted is conclusive evidence that the notice was given. A notice not sent by post but left at a member’s registered address is deemed to have been given on the day it was left.

36. Regulation 116 of Table A is modified by the deletion of the words “within the United Kingdom”.

INDEMNITY

37. Subject to the provisions of the Act, but without prejudice to any indemnity to which he may otherwise be entitled, each person who is a director, alternate director or secretary of the Company must be indemnified out of the assets of the Company against all costs, charges, losses and liabilities incurred by him in the proper execution of his duties or the proper exercise of his powers, authorities and discretions including, without limitation, a liability incurred:

(a) defending proceedings (whether civil or criminal) in which judgment is given in his favour or in which he is acquitted, or which are otherwise disposed of without a finding or admission of material breach of duty on his part, or

(b) in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company.

38. The directors may exercise all the powers of the Company to purchase and maintain insurance for the benefit of a person who is or was:

(a) a director, alternate director, secretary or auditor of the Company or of a company which is or was a subsidiary undertaking of the Company or in which the Company has or had an interest (whether direct or indirect); or

(b) trustee of a retirement benefits scheme or other trust in which a person referred to in the preceding paragraph is or has been interested, indemnifying him against liability for negligence, default, breach of duty or breach of trust or other liability which may lawfully be insured against by the Company.

SOLE MEMBER

39. If and for so long as the Company has only one member:

(a) in relation to a general meeting, the sole member or a proxy for that member or (if the member is a corporation) a duly authorised representative of that member is a quorum and regulation 40 of Table A is modified accordingly;

(b) a proxy for the sole member may vote on a show of hands and regulation 54 of Table A is modified accordingly;

(c) the sole member may agree that any general meeting, other than a meeting called for the passing of an elective resolution, be called by shorter notice than that provided for by the articles; and

(d) all other provisions of the articles apply with any necessary modification (unless the provision expressly provides otherwise).

NAME AND ADDRESS OF SUBSCRIBER

MARTIN MILLER For and on behalf of Clifford Chance Nominees Limited 200 Aldersgate Street London EC1A 4JJ

DATED this day of 1998.

WITNESS to the above signature:

Denise Ward 200 Aldersgate Street London EC1A 4JJ